As filed with the Securities and Exchange Commission on February 24, 2003

Registration No. 33-61197

--------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                        POST-EFFECTIVE AMENDMENT NO.1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                              ---------------------

                          CITIZENS BANKING CORPORATION
             (Exact name of Registrant as specified in its charter)


                     Michigan                      38-2378932

         (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)        Identification No.)

                              328 S. Saginaw Street
                              Flint, Michigan 48502
                                  (810)766-7500
                   (Address, including zip code, and telephone
    number, including area code, of Registrant's principal executive offices)

                               Charles D. Christy
                          Citizens Banking Corporation
                              328 S. Saginaw Street
                              Flint, Michigan 48502
                                  (810)766-7500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    copy to:

                               Thomas W. Gallagher
                          Citizens Banking Corporation
                             328 S. Saginaw Street
                              Flint, Michigan 48502
                                  (810)766-7500


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                                EXPLANATORY NOTE

         Citizens Banking Corporation (the "Registrant") has filed Registration Statement No. 33-61197 covering 200,000 shares of its common stock (the "Registered Shares") for issuance under its Stock Option Plan for Directors. The Registrant does not intend to make further grants under this Plan. As a result, the Registrant now desires to discontinue the registration of the Registered Shares covered by Registration Statement No. 33-61197 which are not subject to outstanding grants under such Plan on the date hereof and is filing this Post-Effective Amendment for such purpose.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flint, State of Michigan on the 24th day of February, 2003.


CITIZENS BANKING CORPORATION

By: /s/ William R. Hartman
        ------------------
William R. Hartman,
President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 24th day of February, 2003.

Signatures                                Title

/s/ William R. Hartman                    Chairman of the Board, President,
----------------------
William R. Hartman                        Chief Executive Officer and Director
                                          (Principal Executive Officer)

/s/ Charles D. Christy                    Treasurer and Chief Financial Officer
----------------------
Charles D. Christy                        (Principal Financial Officer)

/s/ Daniel E. Bekemeier                   Senior Vice President and Controller
-----------------------
Daniel E. Bekemeier                       (Principal Accounting Officer)

*                                         Director
 ------------------------------
Edward P. Abbott

*                                         Director
 -------------------------------
Jonathan E. Burroughs II



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*                                           Director
-----------------------------
Joseph P. Day

                                            Director
-----------------------------
Richard J. Dolinski

*                                           Director
-----------------------------
Lawrence O. Erickson

*                                           Director
-----------------------------
Benjamin W. Laird

                                            Director
-----------------------------
Stephen J. Lazaroff

*                                           Director
-----------------------------
William C. Shedd

                                            Director
-----------------------------
Ada C. Washington

*                                           Director
-----------------------------
Kendall B. Williams

                                            Director
-----------------------------
James L. Wolohan


*By:/s/ Thomas W. Gallagher
        --------------------
Thomas W. Gallagher, Attorney-in-Fact





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